UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 22, 2013

AMERICAN REALTY CAPITAL PROPERTIES, INC.
(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 22, 2013, American Realty Capital Properties, Inc. (the “Company”) and ARC Properties Operating Partnership, L.P., a Delaware limited partnership of which the Company is the sole general partner, entered into separate equity distribution agreements (each an “Agreement” and collectively, the “Agreements”) with each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, JMP Securities LLC, Ladenburg Thalmann & Co. Inc., RBS Securities Inc. and Robert W. Baird & Co. Incorporated (each an “Agent” and collectively, the “Agents”). Under the terms of each Agreement, the Company may from time to time offer and sell shares of its common stock having an aggregate offering price of up to $60,000,000 (the “Shares”) through the Agents, each Agent acting as the Company’s agent for the offer and sale of the Shares. The Agreements supersede the equity distribution agreement the Company entered into with Deutsche Bank Securities Inc., JMP Securities LLC, Ladenburg Thalmann & Co. Inc., RBS Securities Inc. and Robert W. Baird & Co. Incorporated on October 29, 2012, pursuant to which no shares of the Company’s common stock were sold.

Each Agent will be entitled to compensation equal to 2% of the gross proceeds from the sale of the Shares sold through it under the applicable Agreement. Under the terms of the Agreement, the Company also may sell Shares to any Agent as principal for its own account. Sales of the Shares, if any, will be made in any method permitted by law deemed to be an ‘‘at the market’’ offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, by means of ordinary brokers’ transactions at prices prevailing at the time of sale or at prices related to such prevailing market prices or as otherwise agreed with the Agents, including sales made directly on The NASDAQ Stock Market, or sales made through a market maker other than on an exchange.

The Agents are not required to sell any specific number or dollar amount of the Shares, but as instructed by the Company will make all sales using commercially reasonable efforts consistent with normal sales and trading practices, as the Company’s agent and subject to the terms of the applicable Agreement. The offering of the Shares pursuant to the Agreements will terminate upon the earlier of (1) the sale of the Shares having an aggregate offering price of $60,000,000 and (2) the expiration or earlier termination of the Agreements. The Shares sold pursuant to the Agreements will be sold through only one Agent on any given day.

Realty Capital Securities, LLC, a FINRA-registered broker-dealer that is affiliated with the Company and its sponsor, will receive an advisory fee from the Company in an aggregate amount of $150,000 in connection with structuring and advisory services it has provided in connection with the offer and sale of the Shares.

The Shares will be issued pursuant to the Company's Registration Statement on Form S-3 (File No. 333- 182971). The Company filed a prospectus supplement, dated January 22, 2013, to the prospectus, dated January 22, 2013, with the Securities and Exchange Commission in connection with the offer and sale of the Shares.

The Company is currently engaged in, and expects in the future to engage in, investment banking, brokerage, lending and other dealings with one or more of the Agents and their affiliates in the ordinary course of business and to pay customary fees and commissions for their services on those transactions.

The foregoing summary description of the Agreements is not complete and is qualified in its entirety by reference to the entire Agreements, copies of which are attached hereto as Exhibits 1.1, 1.2, 1.3, 1.4 and 1.5 and incorporated herein by reference.

A copy of the press release announcing the launch of the "at the market" offering is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated as of January 22, 2013, between American Realty Capital Properties, Inc., ARC Properties Operating Partnership, L.P., and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
1.2	Equity Distribution Agreement, dated as of January 22, 2013, between American Realty Capital Properties, Inc., ARC Properties Operating Partnership, L.P., and JMP Securities LLC.
1.3	Equity Distribution Agreement, dated as of January 22, 2013, between American Realty Capital Properties, Inc., ARC Properties Operating Partnership, L.P., and Ladenburg Thalmann & Co. Inc.
1.4	Equity Distribution Agreement, dated as of January 22, 2013, between American Realty Capital Properties, Inc., ARC Properties Operating Partnership, L.P., and RBS Securities Inc.
1.5	Equity Distribution Agreement, dated as of January 22, 2013, between American Realty Capital Properties, Inc., ARC Properties Operating Partnership, L.P., and Robert W. Baird & Co. Incorporated.
5.1	Opinion of Venable LLP regarding the legality of the shares of common stock being issued.
8.1	Opinion of Proskauer Rose LLP regarding certain tax matters.
23.1	Consent of Venable LLP to the filing of Exhibit 5.1 herewith (included in its opinion filed as Exhibit 5.1).
23.2	Consent of Proskauer Rose LLP to the filing of Exhibit 8.1 herewith (included in its opinion filed as Exhibit 8.1).
99.1	Press Release dated January 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

January 22, 2013	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors